UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2018

DEVON ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-32318	73-1567067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

333 W. SHERIDAN AVE., OKLAHOMA CITY, OKLAHOMA		73102-5015
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (405) 235-3611

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A-2. Below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2018, Devon Energy Corporation (the “Company”) announced that Mr. John Richels notified the Company that he has decided to retire from the Board of Directors of the Company (the “Board”), including his position as Chairman of the Board, effective as of the Company’s 2019 Annual Meeting of Stockholders, which is the end of his current term as a director. Mr. Richels’ decision not to stand for re-election is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with Mr. Richels’ upcoming retirement, the Board appointed Mr. Duane C. Radtke to the position of Vice Chairman of the Board on November 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION

By:	/s/ Christopher J. Kirt
Christopher J. Kirt
Vice President Corporate Governance and Secretary

Date: November 29, 2018